UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

ENDOVIA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Flagler Drive Fort Lauderdale, Florida	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 648-7238

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EDVA	NYSE American LLC

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2026, Endovia Health Sciences, a Nevada corporation (the “Company”) entered into an agreement (the “Letter Agreement”) with C/M Capital Master Fund, LP (the “Investor”) pursuant to which the Investor as a counterparty to that certain Exclusive License Agreement dated July 2, 2026, as amended, committed to invest a minimum of $1 million in the Company to support its regulatory advancement, clinical development planning and commercialization of CannEpil® (the “License Agreement”). Pursuant to the Letter Agreement, the Company has closed the Investor’s initial investment of $510,000 in exchange for a secured convertible promissory note (the “Note”). A copy of the License Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 6, 2026.

The Note has a principal amount of $576,271, net of an original issue discount of $66,271, in exchange for gross proceeds of $510,000. The Note is convertible into shares of the Company’s Common Stock at a conversion price equal to the lower of (i) $1.75 per share and (ii) $0.01 above the closing sale price on the date of conversion. The Note matures on September 18, 2027, and bears no interest absent an event of default, whereupon interest accrues at a rate of 7% per annum. The Company may prepay the Note at any time and from time to time, in whole or in part, without premium or penalty.

In addition, the Note is subject to mandatory prepayments of 30% of from gross proceeds received by the Company from the issuance of securities pursuant to that certain Securities Purchase Agreement dated September 19, 2025 establishing an equity line of credit facility between the Company and the Investor (the “ELOC Agreement”). A copy of the ELOC Agreement was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 25, 2025.

The foregoing descriptions of the terms of the Letter Agreement and the Note and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are incorporated by reference as set forth in Exhibits 4.1 and 10.1 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

From August 31, 2026 through September 23, 2026, the Company sold and issued a total of 3,629,250 shares of common stock to the Investor pursuant to the ELOC Agreement for total gross proceeds of $808,829.42. The ELOC Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed on September 25, 2025. To the extent such sales are deemed to be unregistered, the sales were made pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder. The Investor’s resales of the shares were registered on the Company’s registration statement on Form S-1 (File No. 333-298112), effective August 24, 2026.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
4.1	Secured Convertible Promissory Note
10.1	Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOVIA HEALTH SCIENCES, INC.

Date: September 24, 2026	By:	/s/ Brady Cobb
	Name:	Brady Cobb
	Title:	Interim Chief Executive Officer